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                                                                      EXHIBIT 16

May  29, 2002



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of BarPoint.com, Inc. dated May 23, 2002.

Yours truly,

DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP